UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 400-534 17th Avenue SW, Calgary Alberta, Canada	T2S 0B1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 770-1991

N/A

(Former name or former address, if changed since last report)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On April 7, 2006 Gondwana Energy Ltd. completed a registered private placement offering of 3,000,000 shares at a price of $0.05 per share for gross proceeds of $150,000. The net proceeds of the financing will be used for working capital, and to enhance the company's ability to acquire a suitable interest in a resource based asset.

Immediately upon closing of the offering, the company had 3,032,166 shares issued and outstanding.

As a result of the offering there has been a change in our control and there are now no entities/individuals owning 5% or more of the outstanding shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

/s/ Arne Raabe Arne Raabe	Chief Financial Officer and Director	April 7, 2006